Exhibit 28(h)(9)

Execution Version

AMENDMENT TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

THIS AMENDMENT is made as of May 18, 2022 (the “Effective Date”) by and between each Trust listed on the signature page hereto (each a “Fund”, and collectively the “Funds” as applicable) and The Bank of New York Mellon, a New York corporation authorized to do a banking business (“BNY Mellon”).

W I T N E S S E T H :

WHEREAS, each Fund and BNY Mellon are parties to that certain Fund Administration and Accounting Agreement dated as of March 26, 2020 (the “Agreement”), pursuant to which BNYM Mellon provides for the portfolios identified on Exhibit A thereto (each, a “Series”) and the Cayman Islands exempt company wholly-owned subsidiary of any such Series (each, a “Subsidiary”) the services described therein; and

WHEREAS, each Fund desires to retain BNY Mellon to provide for the certain Series and Subsidiaries the services described in the Agreement, and BNY Mellon is willing to provide such services, all as more fully set forth below; and

WHEREAS, BNY Mellon understands and acknowledges that if a Trust operates through a Subsidiary, it agrees to perform such tasks and services with respect to such entity as may be necessary in providing any services or fulfilling any responsibilities listed in this agreement or any appendix thereto.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

1.             The Agreement is hereby amended as of the Effective Date by adding the following Series, each as a party to the Agreement:

USCF ESG Dividend Income Fund

2.             The Agreement is hereby amended as of the Effective Date by deleting Exhibit A of the Agreement in its entirety and replacing it with Exhibit A as attached hereto.

3.             The Agreement is hereby amended as of the Effective Date by deleting Section 14 of the Agreement and replacing it as follows:

“14.        Amendment. This Agreement may not be amended or modified in any manner except by a written agreement executed by BNY Mellon and the Funds; provided that a Fund may enter into this Agreement as a new Fund upon the execution by such new Fund and BNY Mellon of a mutually agreed upon Exhibit A, without the requirement that all or any other Fund(s) execute such Exhibit A.”

4.             Each Fund and BNY Mellon hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

5.             Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

6.             The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the latest date set forth below.

THE BANK OF NEW YORK MELLON		USCF ETF TRUST, on behalf of itself and each Series

By:	/s/ Justin T Skeels	By:	/s/ John P. Love
Name:	Justin T Skeels	Name:	John P. Love
Title:	Senior Principal & Director	Title:	President

USCF CAYMAN COMMODITY 2

		By:	/s/ Stuart P. Crumbaugh
		Name:	Stuart P. Crumbaugh
		Title:	Director

USCF CAYMAN COMMODITY 3

		By:	/s/ Stuart P. Crumbaugh
		Name:	Stuart P. Crumbaugh
		Title:	Director

USCF CAYMAN COMMODITY 4

		By:	/s/ Stuart P. Crumbaugh
		Name:	Stuart P. Crumbaugh
		Title:	Director

EXHIBIT A

USCF ETF Trust

Series

USCF Midstream Energy Income Fund

USCF Energy Commodity Strategy Absolute Return Fund

USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund

USCF Gold Strategy Plus Income ETF

USCF ESG Dividend Income Fund

Cayman Subsidiaries

USCF Cayman Commodity 2

USCF Cayman Commodity 3

USCF Cayman Commodity 4

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